Exhibit 10b1

FORM OF STOCK OPTION AGREEMENT

2003 LTIP - Option

AGREEMENT (the “Agreement”) dated DATE (the “Grant Date”) providing for the grant of a stock option by C. R. Bard, Inc., a New Jersey corporation (the “Corporation”), to NAME of CITY/STATE, an employee of the Corporation or a Subsidiary (the “Employee”):

The Corporation has duly adopted the 2003 Long Term Incentive Plan of C. R. Bard, Inc., as amended from time to time (the “Plan”), for selected employees, a copy of which is attached hereto and incorporated herein by reference. Any term capitalized herein but not defined shall have the same meaning set forth in the Plan. In accordance with the Plan, the Committee has granted to the Employee an option to buy Shares of the Corporation’s common stock at an exercise price per share not less than the Fair Market Value of a Share on the Grant Date and under the terms and conditions hereinafter provided (the “Option”).

1. Grant of the Option.1 The Corporation hereby grants to the Employee an Option to purchase all or any part of an aggregate of OPTIONS Shares at a purchase price of $OPTION PRICE per Share (the “Option Price”), subject to adjustment as set forth in the Plan. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting.

(a) Except as otherwise provided in Section 3, the term of the Option shall commence on the Grant Date and shall expire on the tenth anniversary of the Grant Date.

(b) At any time, the portion of the Option that has become vested and exercisable as described in this Section 2 is hereinafter referred to as the “Vested Portion.”

(c) [Performance-based (based on earnings per share growth generally exclusive of items of an unusual or infrequent nature) and/or time-based vesting criteria]

(d) For the avoidance of doubt, the Employee must be employed by the Corporation or a Subsidiary on the date vesting occurs.

(e) Upon termination of the Employee’s employment by reason of death, retirement or Disability, the Option shall, to the extent not expired pursuant to Section 2(a) and not vested and exercisable at that time, become fully vested and exercisable.

(f) If the Employee ceases to be an employee of the Corporation or a Subsidiary for any reason, the Committee may, in its sole discretion, accelerate the vesting of the Option, or any portion thereof, which has not expired pursuant to Section 2(a) and would not otherwise be vested and exercisable on the date of such termination of employment.

[1]	Limited stock appreciation rights (“LSARs”) are granted to certain executives in tandem with stock options. LSARs are exercisable only during the 60-day period commencing upon the occurrence of a Change in Control for cash and/or Shares equal to the excess of (i) the greater of (A) the Fair Market Value of one Share on the date of exercise and (B) the highest price per Share paid in the transaction or series of transactions constituting the Change in Control, over (ii) the Option Price.

(g) If the Employee’s Employment with the Corporation is terminated for any reason other than death, retirement or Disability, or the Committee does not otherwise exercise its discretion, pursuant to the Plan and Section 2(f) above, to accelerate the vesting of the Option in full upon the Employee’s termination for any reason, the Option shall expire immediately without consideration to the extent not vested and exercisable on the date of any such termination and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

3. Exercise.

(a) Exercise of Option. Subject to the provisions of the Plan and this Agreement, the Employee may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i) the tenth anniversary of the Grant Date;

(ii) one year following the first day of the month following the month in which the Employee’s employment with the Corporation or a Subsidiary is terminated due to death or Disability;

(iii) sixty days following the date the Employee’s employment with the Corporation or a Subsidiary is terminated for any reason other than (A) death, (B) Disability, (C) retirement, or (D) for any termination within the one-year period immediately following a Change in Control (excluding termination for Cause during such one-year period, which will be subject to the sixty-day exercise period).

For purposes of this Agreement, “Cause” shall mean “Cause” as defined in (A) any employment or severance agreement then in effect between the Employee and the Corporation or a Subsidiary or (B) any severance plan in which the Employee participates, or if not defined therein or if there shall be no such agreement or plan, “Cause” shall include, but not be limited to, the Employee’s misconduct, insubordination, violation of the Corporation’s policies, or performance issues. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement.

For purposes of this Agreement, “retirement” shall mean the termination of employment of an employee of the Corporation who has attained the age of 55 and been credited with a minimum of 5 years of vesting service under the Employees’ Retirement Plan of C. R. Bard, Inc. or any successor plan thereto (the “U.S. Retirement Plan”); provided, that the term “retirement” shall not refer to an employee that is terminated for Cause. For purposes of determining whether, and to what extent, an employee is credited with vesting service under the preceding sentence, service provided to a foreign affiliate of the Corporation shall be treated as service provided to a U.S. participating employer in the U. S. Retirement Plan.

(b) Method of Exercise.

(i) Subject to Section 3(a), the Vested Portion of the Option may be exercised, by the Employee or the individual having the right to exercise the Option in accordance with Section 3(b)(v), by delivering to the Corporation at its principal office written notice of intent to so exercise; provided, that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Employee:

(A) in cash or its equivalent (e.g., by check);

(B) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Employee for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying US GAAP);

(C) partly in cash and, to the extent permitted by the Committee, partly in such Shares, as described in clause (B), above; or

(D) if there is a public market for the Shares at the time of exercise, subject to rules and limitations established by the Committee or the Board, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Corporation an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased.

The purchased Shares shall be delivered to the Employee, or the individual having the right to exercise the Option in accordance with Section 3(b)(v), as soon as administratively feasible following exercise of the Option. No fractional Shares will be issued upon exercise of the Option; unless otherwise determined by the Committee, the cash equivalent of any fractional Share will be payable upon exercise.

(ii) If in the opinion of counsel for the Corporation (who may be an employee of the Corporation or independent counsel employed by the Corporation), any issuance or delivery of Shares upon exercise of the Option to a Participant will violate the requirements of any applicable federal or state laws, rules or regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Act), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such laws, rules or regulations.

(iii) Notwithstanding any other provision of this Agreement to the contrary, prior to a Change of Control the Option may not be exercised, as the Committee shall in its sole discretion determine to be necessary or advisable, prior to the completion of any registration or qualification of the Option or the Shares, or during any period of suspension of trading of the Shares, under applicable state and federal securities or other laws or under any ruling or regulation of any governmental body or national securities exchange.

(iv) Upon the Corporation’s determination that the Option (if to be settled in Shares) has been validly exercised, the Corporation shall issue certificates in the Employee’s name for such Shares. However, the Corporation shall not be liable to the Employee for damages relating to any delays in issuing the certificates to him or her, any loss of the certificates or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(v) In the event of the Employee’s death, the Vested Portion of the Option shall remain exercisable to the extent set forth in Section 3(a) by the Employee’s executor or administrator, or the person or persons to whom the Employee’s rights under this Agreement shall pass by will or by the laws of descent and distribution, as the case may be. In the event of the Disability of the Employee, the Option may be exercisable by his or her conservator or representative. Any heir, legatee, conservator or representative of the Employee shall take rights herein granted subject to the terms and conditions hereof.

(vi) Neither the Employee nor his or her legal representatives, legatees or distributees, as the case may be, shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Employee or the individual having the right to exercise the Option has given written notice of exercise, paid in full for such Shares, received such Shares from the Corporation and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Corporation or any affiliate to continue the employment of the Employee and shall not lessen or affect the Corporation’s or any affiliate’s right to terminate the employment of such Employee.

5. Legend on Certificates. If the Corporation determines that any issuance or delivery of Shares to the Employee pursuant to this Agreement will violate the requirements of any applicable federal or state laws, rules or regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such laws, rules or regulations. Any such Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed and any applicable federal, state or foreign laws, rules or regulations. Certificates delivered to Employees may bear such legends as the Corporation may deem advisable.

6. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Employee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Corporation or any affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The

Employee may designate a beneficiary, on a form supplied by the Committee, who may exercise the Option under the terms hereof in the event of the Employee’s death. No such permitted transfer of the Option to heirs or legatees of the Employee shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

7. Withholding. The Employee may be required to pay to the Corporation or any affiliate, and the Corporation or a Subsidiary shall have the right and is hereby authorized to withhold, any applicable amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of the Option, as a condition to such exercise, grant or vesting, or as a result of any payment or transfer under or with respect to the Option. The Committee may take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Participant may elect to pay all or a portion of the minimum amount of taxes required to be withheld by (a) delivery of Shares or (b) having Shares withheld by the Corporation from any Shares that would have otherwise been received by the Participant, such Shares in either case having an aggregate Fair Market Value at the time of payment equal to the amount of such withholding taxes.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Employee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Employee at his or her address hereinabove set forth or such other address as he or she may designate in writing to the Corporation, or to the Corporation, Attention: Secretary, at 730 Central Avenue, Murray Hill, New Jersey 07974, or such other address as the Corporation may designate in writing to the Employee.

10. Failure to Enforce Not a Waiver. The failure of the Corporation to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11. No Limitation on Rights of the Corporation. The grant of the Option shall not in any way affect the right or power of the Corporation to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

12. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO CONFLICTS OF LAWS.

13. Option Subject to Plan. By entering into this Agreement the Employee agrees and acknowledges that the Employee has received and read a copy of the Plan and the related prospectus. The Option is in all respects governed by the Plan and subject to all of the terms and provisions thereof. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate on the day and year first above written.

C. R. BARD, INC.

By:
Chairman & Chief Executive Officer

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement.

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Employee’s Signature	Date

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